Exhibit 99.1
NEWS
RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Chris L. Nines
(512) 434-5587
TEMPLE-INLAND INC. REPORTS SECOND QUARTER 2006 RESULTS
     AUSTIN, TEXAS, July 25, 2006—Temple-Inland Inc. today reported second quarter 2006 net income of $192 million, or $1.71 per diluted share, compared with second quarter 2005 net income of $69 million, or $0.60 per diluted share, and first quarter 2006 net income of $76 million, or $0.67 per diluted share.
     Results for second quarter 2006 include (i) an after-tax benefit of $87 million, or $0.78 per share, primarily associated with previously announced settlement of tax litigation and (ii) an after-tax special charge of $5 million, or $0.05 per share, primarily associated with the planned disposition of the asset-based lending operation in Financial Services. As reflected in the table below, net income per diluted share, excluding special items, for second quarter 2006 is $0.98 per share.

	Second Quarter		First Quarter

	2006	2005	2006
Net income per dil. share as reported	$1.71	$0.60	$0.67

Adjustment for special items	(0.73)	—	0.02

Net income per diluted share, Excluding special items	$0.98	$0.60	$0.69

Average shares outstanding – diluted	111.8	115.0	113.4

Corrugated Packaging

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Operating Income	2006	2005	2006

($ in Millions)	$67	$58	$40
     Despite higher freight and energy costs, corrugated packaging earnings improved in second quarter 2006 compared with second quarter 2005 due to higher corrugated container prices and lower converting costs. Earnings improved in second quarter 2006 compared with first quarter 2006 due to higher corrugated container prices and lower energy costs, offsetting increased recycled fiber costs.
     On a volume per workday basis, shipments of corrugated containers were up 1.5% in second quarter 2006 compared with second quarter 2005 and up 3.4% compared with first quarter 2006. Four box plants have been closed since beginning of second quarter 2005.
     Average prices for corrugated containers in second quarter 2006 were up 4% compared with second quarter 2005 and compared with first quarter 2006. The average cost of recycled fiber in second quarter 2006 was down 9% compared with second quarter 2005, but up 21% compared with first quarter 2006. Freight costs were up $11 million compared with second quarter 2005 and up $3 million compared with first quarter 2006. Energy costs were up $3 million in second quarter 2006 compared with second quarter 2005, but down $11 million compared with first quarter 2006.
Forest Products

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Operating Income	2006	2005	2006

($ in Millions)	$101	$55	$82
     Forest products reported record quarterly income of $101 million in second quarter 2006. Earnings improved in second quarter 2006 compared with second quarter 2005 due to higher pricing and volumes and the acquisition of our partner’s interest in Standard Gypsum. Earnings increased in second quarter 2006 compared with first quarter 2006 due to improved pricing for gypsum and particleboard and lower energy costs.
     Average lumber prices in second quarter 2006 were down 15% compared with second quarter 2005 and down 7% compared with first quarter 2006. Gypsum prices were up 37% compared with second quarter 2005 and up 9% compared with first quarter 2006. Particleboard prices were up 13% compared with second quarter 2005 and up 16% compared with first quarter 2006.
     Shipments of lumber, gypsum and particleboard were up in second quarter 2006 compared with second quarter 2005, but down compared with first quarter 2006.

Real Estate

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Operating Income	2006	2005	2006

($ in Millions)	$9	$9	$26
     Real estate earnings in second quarter 2006 were $9 million. During second quarter 2006, 920 acres of high-value land were sold at an average sales price of approximately $6,600 per acre, resulting in a gain of $5 million.
     Residential development activity for all wholly and partially-owned projects during second quarter 2006 included the sale of 866 lots at an average price of approximately $46,000 per lot.
     Commercial activity for all wholly and partially-owned projects during second quarter 2006 included the sale of 36 acres at an average price of $77,000 per acre.
Financial Services

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Operating Income	2006	2005	2006

($ in Millions)	$62	$47	$49
     Financial services earnings improved in second quarter 2006 compared with second quarter 2005 due to higher net interest income driven by an increase in earning assets, principally mortgage-backed securities, and improved credit conditions. Earnings improved in second quarter 2006 compared with first quarter 2006 due to higher net interest income, improved credit conditions, and lower net non-interest expense.
Comments
     In announcing second quarter results, Kenneth M. Jastrow, II, chairman and chief executive officer of Temple-Inland Inc. said, “Second quarter 2006 was a record quarter for Temple-Inland. Our results reflect continued focus on cost reduction initiatives and favorable market conditions. We repurchased 2.0 million shares in the quarter, completing our current share repurchase authorization, and reduced debt by $91 million.
     “Corrugated packaging continued to benefit from strategic initiatives of integration, increased asset utilization and volume growth. In addition, market conditions are improving.
     “Results in our forest products operation reflect favorable market conditions for gypsum and particleboard, driven by strength in commercial construction as well as repair and remodeling markets. Additionally, we continue to benefit from our focus on fiber integration.

     “Real estate earnings in second quarter 2006 were $9 million, and we remain on target for earnings to be in the range of $50-60 million for the year.
     “Financial services benefited from low cost and improved credit conditions. We have entered into an agreement to sell our asset-based lending operation, which will further reduce costs.”
     The Company will host a conference call on July 26, 2006 at 10:00 am EDT to discuss results of the second quarter. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Temple-Inland’s Internet site at www.templeinland.com. To access the conference call, listeners calling from North America should dial 1-800-901-5217 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-786-2964. The password is templeinland. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 71581264.
     Temple-Inland Inc. operates four business segments: corrugated packaging, forest products, real estate and financial services. The Company’s 2.0 million acres of forestland are certified as managed in compliance with ISO 14001 and in accordance with the Sustainable Forestry Initiative® (SFI) Standard of the Sustainable Forestry Board to ensure forest management is conducted in a scientifically sound and environmentally sensitive manner. Temple-Inland’s common stock (TIN) is traded on the New York Stock Exchange and NYSE Arca Inc. Temple-Inland’s address on the World Wide Web is www.templeinland.com.
This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements reflect management’s current views with respect to future events and are subject to risks and uncertainties. Factors and uncertainties that could cause our actual results to differ significantly from the results discussed in the forward-looking statements include, but are not limited to: general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; the availability and price of raw materials we use; fluctuations in the cost of purchased energy; fluctuations in the costs we incur to transport the raw materials we use and the products we manufacture; assumptions related to pension and post-retirement costs; assumptions related to accounting for impaired assets; the collectibility of loans and accounts receivable and related provisions for losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; the accuracy of certain judgments and estimates concerning our integration of acquired operations; our ability to execute certain strategic and business improvement initiatives; and other factors, many of which are beyond our control. Our actual results, performance, or achievement could differ materially from those expressed in, or implied by, these forward-looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. We expressly disclaim any obligation to publicly revise any forward-looking statements contained in this release to reflect the occurrence of events after the date of this release.

Business Segments

	Second Quarter		Year to Date
	2006	2005	2006(a)	2005

	(Dollars in millions)
Revenues
Corrugated packaging	$758	$740	$1,479	$1,459
Forest products	341	270	674	521
Real estate	35	25	82	54
Financial services	299	239	582	461

Total revenues	$1,433	$1,274	$2,817	$2,495

Income
Corrugated packaging	$67	$58	$107	$108
Forest products	101	55	183	106
Real estate	9	9	35	18
Financial services	62	47	111	89

Total segment operating income	239	169	436	321
Expenses not allocated to segments
General and administrative	(26)	(22)	(49)	(42)
Share-based compensation (a)	(8)	(6)	(24)	(12)
Other operating income (expense)	(8)	(29)	(11)	(53)
Other non-operating income (expense)	91	1	91	2
Parent company interest	(34)	(29)	(67)	(58)

Income before taxes	254	84	376	158
Income (taxes) benefit	(62)	(16)	(108)	(45)

Income from continuing operations	192	68	268	113
Discontinued operations	—	1	—	1

Net income	$192	$69	$268	$114

Diluted earnings per share:

Income from continuing operations	$1.71	$0.59	$2.38	$0.98

Discontinued operations	—	0.01	—	0.01

Net income	$1.71	$0.60	$2.38	$0.99

Average diluted shares outstanding	111.8	115.0	112.6	115.4

We have recast prior period results to reflect the classification of the new business segment, real estate.

(a)	The adoption of SFAS 123(R) for 2006 stock awards resulted in the acceleration of $7 million in pre-tax share-based compensation expense ($0.04 per after-tax) into first quarter 2006.

TEMPLE-INLAND INC. AND SUBSIDIARIES
(UNAUDITED)
Revenues and unit sales of manufacturing subsidiaries, excluding joint venture operations follows:

	Second Quarter		Year to Date
	2006	2005(a)	2006	2005(a)
		(Dollars in millions)
Revenues
Corrugated Packaging
Corrugated packaging	$737	$715	$1,435	$1,406
Linerboard	21	25	44	53

Total Corrugated Packaging	$758	$740	$1,479	$1,459

Forest Products
Pine lumber	$76	$84	$160	$159
Gypsum wallboard (b)	116	34	228	65
Particleboard	58	50	107	104
Medium density fiberboard (b)	19	26	35	57
Fiberboard	22	21	43	41
Hunting, mineral and recreational leases	14	11	28	17
Fiber and other	36	44	73	78

Total Forest Products	$341	$270	$674	$521

Unit sales
Corrugated Packaging
Corrugated packaging, thousands of tons	884	886	1,753	1,743
Linerboard, thousands of tons	47	63	107	132

Total, thousands of tons	931	949	1,860	1,875

Forest Products
Pine lumber, mbf	216	200	434	393
Gypsum wallboard, msf (b)	537	211	1,100	418
Particleboard, msf	164	162	329	335
Medium density fiberboard, msf (b)	41	61	80	130
Fiberboard, msf	106	109	208	216

(a)	We have recast 2005 revenues to include gross real estate sales that had previously been reported net and certain other ancillary revenues previously reflected as a reduction of cost of sales.

(b)	Comparisons of revenue and unit sales of gypsum wallboard are affected by the January 2006 acquisition of our partner’s interest in Standard Gypsum L.P. Comparisons for MDF are affected by the sale of the Pembroke facility in second quarter 2005.
Supplemental Financial Information for the Parent Company and its manufacturing subsidiaries follows:

	Second Quarter		Year to Date
	2006	2005	2006	2005
Cash Balance (at qtr. end)	$25	$16
Long-Term Debt (at qtr. end)	$1,744	$1,598
Capital Expenditures	$47	$57	$79	$113

A summary of projects we own in the entitlement process(a) at second quarter-end 2006:

Project	County	Project
		Acres(b)
California

Hidden Creek Estates	Chatsworth	700
Terrace at Hidden Hills	Calabasas	30

Georgia

Bay Springs	Carroll	440
Dry Pond	Cherokee	950
Fox Hall	Coweta	350
Friendship Road	Cherokee	110
Garland Mountain	Cherokee	350
Gold Creek	Dawson	1,090
Grove Park	Coweta	160
Happy Valley	Coweta	750
Jackson Park	Jackson	690
Legion Lake	Carroll	210
Lithia Springs	Haralson	260
Mill Creek	Coweta	770
Pickens School	Pickens	420
The Overlook at Waleska	Cherokee	510
Town West	Bartow	1,110
Triple C Road	Bartow	180
Wolf Creek	Carroll	11,810
Yellow Creek	Cherokee	1,060

Total		21,950

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining and there is no assurance that entitlements ultimately will be received.

(b)	Project acres are approximate. The actual number of acres entitled may vary.

     A summary of activity within our entitled(a), developed and under development projects at second quarter-end 2006:

			Residential Lots		Commercial Acres
			Lots Sold	Estimated	Acres Sold	Estimated
		Interest	Since	Lots	Since	Acres
Project	County	Owned(b)	Inception	Remaining	Inception	Remaining

Projects we own

Colorado
Buffalo Highlands	Weld	100%	—	645	—	—
Johnstown Farms	Weld	100%	115	699	—	—
Stonebraker	Weld	100%	—	600	—	—

Texas
Caruth Lakes	Rockwell	100%	245	629	—	—
Cibolo Canyons	Bexar	100%	226	1,523	32	113
Harbor Lakes	Hood	100%	177	401	—	13
Hunter’s Crossing	Bastrop	100%	192	385	19	95
Mawell Creek	Collin	100%	494	529	—	—
Oakcreek Estates	Comal	100%	—	630	—	—
The Colony	Bastrop	100%	332	1,093	22	50
The Gables at North Hill	Collin	100%	156	126	—	—
The Preserve at Pecan Creek	Denton	100%	—	819	—	9
The Ridge at Ribelin Ranch	Travis	100%	—	—	—	189
Other Texas Projects (8)	Various	100%	2,463	208	107	61

Missouri, Tennessee and Utah
Other Projects (4)	Various	100%	829	375	—	—

			5,229	8,662	180	530

Projects in entities we consolidate

Texas
City Park	Harris	75%	513	788	36	129
Lantana (c)	Denton	55%	75	2,260	—	—
Other Texas Projects (4)	Various	Various	213	241	2	63

			801	3,289	38	192

Total owned and consolidated			6,030	11,951	218	722

Projects in ventures that we account for using the equity method

Georgia
Seven Hills	Paulding	50%	474	605	5	14
The Georgian	Paulding	38%	274	1,112	—	—
Other Georgia projects (6)	Various	Various	2,061	656	—	—

Texas
Bar C Ranch	Tarrant	50%	94	1,087	—	—
Fannin Farms West	Tarrant	50%	224	220	—	—
Lantana (c)	Denton	Various	1,569	296	1	79
Long Meadow Farms	Fort Bend	19%	342	2,370	—	134
Southern Trails	Brazoria	40%	162	897	—	—
Stonewall Estates	Bexar	25%	—	386	—	—
Summer Creek	Fort Bend	50%	—	525	—	37
Summer Creek Ranch	Tarrant	50%	742	1,703	—	374
Summer Lakes	Fort Bend	50%	294	850	42	9
Village Park	Collin	30%	242	327	—	7
Other Texas projects (5)	Various	Various	752	359	—	15

Florida
Other projects (3)	Various	Various	449	396	—	—

Total in ventures			7,679	11,789	48	669

Combined Total	Various	Various	13,709	23,740	266	1,391

(a) A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b) Interest owned reflects our equity interest in the project, whether owned directly or indirectly.

(c) The Lantana project consists of a series of 17 partnerships in which our interests range from 25% to 55%. We account for eight of these partnerships in which our interests range from 25% to 50% using the equity method and we consolidate the remaining partnerships.